SUPPLEMENT DATED AUGUST 11, 2004 TO PROSPECTUS SUPPLEMENT DATED JUNE 29, 2004
                      (TO PROSPECTUS DATED MARCH 30, 2004)

                                 $1,375,335,500
                                  (APPROXIMATE)

                 AMERICAN HOME MORTGAGE INVESTMENT TRUST 2004-2
                                     ISSUER

                     AMERICAN HOME MORTGAGE SERVICING, INC.
                     (F/K/A COLUMBIA NATIONAL, INCORPORATED)
                                 MASTER SERVICER

                     AMERICAN HOME MORTGAGE SECURITIES, LLC
                                    DEPOSITOR

                 AMERICAN HOME MORTGAGE INVESTMENT TRUST 2004-2,
                      MORTGAGE-BACKED NOTES, SERIES 2004-2

         Capitalized terms used herein and not otherwise defined herein have the meanings assigned in the Prospectus Supplement dated June 29, 2004.

         The first paragraph of the section entitled "Summary of Prospectus Supplement--Federal Income Tax Consequences" of the prospectus supplement shall be amended by deleting that paragraph in its entirety and replacing it with the following:

         "For federal income tax purposes, the notes will be treated as indebtedness to a noteholder other than the owner of the Owner Trust Certificates and not as an equity interest in the trust. The trust will be treated as a "qualified REIT subsidiary" within the meaning of Section 856(i) of the Code."

         The following shall be added as the first Risk Factor in the section "Risk Factors" of the prospectus supplement:

"TAXATION OF THE TRUST

         It is anticipated that the trust will be characterized as one or more taxable mortgage pools, or TMPs, for federal income tax purposes. In general, a TMP is treated as a separate corporation not includible with any other corporation in a consolidated income tax return, and is subject to corporate income taxation. However, it is anticipated that, for federal income tax purposes, the trust will be treated as being entirely owned by the seller, which is a "real estate investment trust," or REIT, and, consequently, the trust will be treated as a "qualified REIT subsidiary" of the seller. So long as the trust continues to be treated as being entirely owned by the seller for such purposes and so long as the seller continues to qualify as a REIT, classification of the trust as a TMP will not cause it to be subject to corporate income tax. Rather, the consequence of the classification of the trust as a TMP is that the shareholders of the seller will be required to treat a portion of the dividends they receive from the seller as though they were "excess inclusions" with respect to a residual interest in a "real estate mortgage investment conduit," or REMIC, within the meaning of Section 860D of the Code.

         In the event that the trust is not treated as being wholly owned by a REIT for federal income tax purposes it would become subject to federal income taxation as a corporation and would not be permitted to be included in a consolidated income tax return of another corporate entity. No transfer of the trust certificates will be permitted to an entity that is not a REIT or treated as a REIT for federal income tax purposes.

         In the event that federal income taxes are imposed on the trust, the cash flow available to make payments on the offered notes would be reduced. In addition, the need for cash to pay such taxes could result in a liquidation of the trust, with a consequential redemption of the Notes at a time earlier than anticipated."

         The first paragraph under Risk Factors entitled "SOME OF THE MORTGAGE LOANS HAVE AN INITIAL INTEREST ONLY PERIOD, WHICH MAY RESULT IN INCREASED DELINQUENCIES AND LOSSES" shall be changed to read as follows:

         "As of the cut-off date, approximately 6.19% and 54.43% of the group I mortgage loans have an initial interest only period of five years and ten years, respectively, approximately 76.20% of the group II mortgage loans have an initial interest only period of three years, approximately 0.20% and 19.27% of the group III mortgage loans have an initial interest only period of three years and five years, respectively, approximately 0.18% and 56.50% of the group IV mortgage loans have an initial interest only period of three years and five years respectively, and approximately 3.48% of the group V mortgage loans have an initial interest only period of five years, from their origination. During this period, the payment made by the related mortgagor will be less than it would be if the mortgage loan amortized. In addition, the mortgage loan balance will not be reduced by the principal portion of scheduled payments during this period. As a result, no principal payments will be made to the notes from these mortgage loans during their interest only period except in the case of a prepayment."

         The fifth bullet point under the heading "Description of the Notes--General" shall be amended by deleting it in its entirety and replacing it with the following:

         o such assets relating to the mortgage loans as from time to time may be held in the Protected Account, the Master Servicer Collection Account and the Payment Account, and any amounts on deposit in the Reserve Fund,

         The seventh paragraph under the heading "Description of the Notes--Allocation of Losses" shall be amended by deleting it in its entirety and replacing it with the following:

         In order to maximize the likelihood of a payment in full of amounts of interest and principal to be distributed to the holders of the Class A Notes on each payment date, holders of the Class A Notes have a right to payment of the Available Distribution Amount that is prior to the rights of the holders of the Class M Notes and also the right to payments from the Reserve Fund. In order to maximize the likelihood of a payment in full of amounts of interest and principal to be distributed to the holders of the Class M Notes on each payment date, holders of the Class M Notes have a right to payment of the Available Distribution Amount that is prior to the rights of the holders of the Class M Notes with a lower payment priority. In addition, overcollateralization and the application of Net Monthly Excess Cashflow will also increase the likelihood of payment in full of amounts of interest and principal to the Class A Notes and Class M Notes on each payment date.

         The following section shall be added as an additional section following "Description of the Notes -- Allocation of Losses" in the prospectus supplement:

"CLASS A RESERVE FUND

         On August 11, 2004, a reserve fund will be created to provide additional credit enhancement to the holders of the Class A Notes. Commencing on August 16, 2004, and on the 16th day, or if such day is not a business day, the following business day, of each of the eleven months thereafter, the seller shall deposit an amount equal to approximately $287,679 in this reserve fund, until the amount on deposit in this reserve fund equals 0.25% of the Cut-off Date Balance or $3,452,148. On each payment date, an amount equal to the Realized Losses on the mortgage loans with respect to such payment date remaining after allocation of such Realized Losses as set forth under "-- Allocation of Losses" shall be withdrawn from the Reserve Fund and used to make an additional payment in respect of principal on the related Class A Notes.

         The required amount on deposit in the reserve fund may decrease, and any excess amounts on deposit therein may therefore be released to the seller, as provided in the Agreements."

         The tables entitled: "PERCENT OF INITIAL NOTE PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING CPR AND PREPAYMENT ASSUMPTION PERCENTAGES" shall be replaced with the following:


         The table entitled "Mortgage Loan Assumptions" shall be replaced with the following:


                                 MORTGAGE LOAN ASSUMPTIONS




                              CURRENT           AGGREGATE     REMAINING TERM                            MAXIMUM
 LOAN       CURRENT           MORTGAGE           EXPENSE      TO MATURITY           GROSS               MORTGAGE
 GROUP    BALANCES ($)        RATE (%)           RATE (%)      (IN MONTHS)         MARGIN (%)           RATE (%)
 -----  --------------     ------------       ------------     ------------       ------------       -------------
   1        572,784.28     4.8926094829       0.3750000000           360          2.2500000000       10.7162179800
   1     14,159,446.42     3.2759812075       0.3102119798           360          2.2500000000       10.9041924938
   1        359,000.00     2.5000000000       0.2500000000           360          2.5000000000       12.0000000000
   1     64,944,057.90     2.2549578770       0.2889996896           359          2.2929131579       12.0000000000
   1    154,031,223.08     5.9703248831       0.3383862327           359          4.9548370676       10.9722530876
   1     25,605,963.73     6.0199779551       0.3330518620           360          4.7689282441       11.0199779551
   1      7,883,826.97     3.9446679433       0.3666791680           355          2.1437685391       10.2856382481
   1    146,009,077.22     3.4445319715       0.3171707251           358          2.2251803807       12.0309243708
   2     45,209,857.48     4.1676738584       0.2652533458           354          2.3048057604       10.1630581396
   2    144,730,966.01     4.3561414467       0.3007068606           359          2.2500000000       10.3561414467
   3    114,980,385.09     5.7452320532       0.3487158204           359          4.9842087196       10.7452320532
   3        290,179.86     5.7500000000       0.3750000000           350          3.2500000000       11.7500000000
   3     27,523,460.06     5.7770630595       0.3208867636           360          4.5400303969       10.7770630595
   4      1,949,640.01     4.5808014815       0.2860846590           358          2.5225225617        9.6577702985
   4     92,920,648.74     4.6480656490       0.2645724556           359          2.2714169877        9.6480656490
   4        972,500.00     3.8432519280       0.2863753213           359          2.2500000000        9.8432519280
   4    270,861,307.86     4.8205826417       0.2925467425           360          2.2500000000        9.8203537423
   4    137,001,356.50     5.9189980823       0.3524874752           359          4.9358361499       10.9189980823
   4     33,464,815.87     6.1712882142       0.3397811076           360          3.9262680351       11.1712882142
   4        613,656.28     5.1250000000       0.2500000000           351          2.7500000000       11.1250000000
   4        647,387.13     5.4228156536       0.2885921732           355          2.4043686928       10.4228156536
   4        153,387.43     3.7500000000       0.3750000000           352          2.2500000000        8.7500000000
   5     92,630,761.33     6.7502136170       0.2500000000          339(1)             N/A                 N/A
   5      3,343,600.00     6.7678550066       0.2500000000          360(2)             N/A                 N/A


(1)  Loan age equal to 1 month.
(2)  Loan age equal to 0 months.


                            MORTGAGE LOAN ASSUMPTIONS




                                                                               NUMBER OF                      INDEX
                                                                             MONTHS UNTIL       RATE        REMAINING
                     MINIMUM          INITIAL PERIODIC    ONGOING PERIODIC    FIRST RATE     ADJUSTMENT   INTEREST ONLY
   LOAN GROUP    MORTGAGE RATE (%)      RATE CAP (%)         RATE CAP (%)     ADJUSTMENT     FREQUENCY       MONTHS         INDEX
   ----------    -----------------      ------------         ------------     ----------     ---------       ------         -----
        1          2.2500000000          1.8236084971       1.82360841           12              N/A        1YR_LIB            12
        1          2.2500000000          2.0000000000       2.00000000           12              120        1YR_LIB            11
        1          2.5000000000         99.0000000000      99.00000000            1              N/A         1M_LIB            02
        1          2.2929131579         99.0000000000      99.00000000            1              119         1M_LIB            02
        1          4.9548370676          3.0000000000       1.00000000            6              N/A         6M_LIB            23
        1          4.7689282441          3.0000000000       1.00000000            6               60         6M_LIB            24
        1          2.1437685391         99.0000000000      99.00000000            6              N/A         6M_LIB            04
        1          2.2251803807         99.0000000000      99.00000000            6              118         6M_LIB            05
        2          2.3048057604          2.0046157188       1.99538422           12              N/A        1YR_LIB            35
        2          2.2500000000          2.0000000000       2.00000000           12               35        1YR_LIB            35
        3          4.9842087196          3.0000000000       1.00000000            6              N/A         6M_LIB            35
        3          3.2500000000          3.0000000000       1.00000000            6               26         6M_LIB            26
        3          4.5400303969          3.0000000000       1.00000000            6               60         6M_LIB            36
        4          2.5225225617          3.4800885831       1.81944732           12              N/A        1YR_TRES           57
        4          2.2714169877          5.0000000000       2.00000000           12              N/A        1YR_LIB            59
        4          2.2500000000          2.0000000000       2.00000000           12               35        1YR_LIB            59
        4          2.2500000000          5.0000000000       2.00000000           12               60        1YR_LIB            60
        4          4.9358361499          5.0000000000       1.00000000            6              N/A         6M_LIB            59
        4          3.9262680351          5.0000000000       1.00000000            6               60         6M_LIB            60
        4          2.7500000000          2.0000000000       2.00000000           12              N/A        1YR_TRES           75
        4          2.4043686928          5.0000000000       2.00000000           12              N/A        1YR_LIB            79
        4          2.2500000000          1.0000000000       1.00000000           12              N/A        1YR_TRES           04
        5               N/A                  N/A                N/A              N/A             N/A          N/A              N/A
        5               N/A                  N/A                N/A              N/A             N/A          60               N/A




                          "PERCENT OF INITIAL NOTE PRINCIPAL BALANCE OUTSTANDING AT THE
                                FOLLOWING CPR AND PREPAYMENT ASSUMPTION PERCENTAGES


                                                    CLASS I-A NOTES
                                                    ---------------
Group I (CPR):                     5.00%         15.00%         25.00%         35.00%        40.00%
Group II (CPR):                    5.00%         15.00%         25.00%         35.00%        40.00%
Group III (CPR):                   5.00%         15.00%         25.00%         35.00%        40.00%
Group IV (CPR):                    5.00%         15.00%         25.00%         35.00%        40.00%
Group V (Prepayment                 40%           75%            100%           125%          160%
Assumption):
PAYMENT DATE
------------
Initial Percentage.............     100%          100%           100%           100%          100%
June 2005......................      94            84             73             63            57
June 2006......................      89            70             53             39            32
June 2007......................      84            58             38             23            17
June 2008......................      79            48             29             16            12
June 2009......................      74            41             22             11            7
June 2010......................      69            35             16             7             4
June 2011......................      65            29             12             4             2
June 2012......................      61            25             9              3             1
June 2013......................      57            21             7              2             *
June 2014......................      53            17             5              1             *
June 2015......................      49            14             4              *             0
June 2016......................      45            12             2              0             0
June 2017......................      41            10             2              0             0
June 2018......................      38            8              1              0             0
June 2019......................      34            6              1              0             0
June 2020......................      31            5              *              0             0
June 2021......................      28            4              *              0             0
June 2022......................      25            3              0              0             0
June 2023......................      23            3              0              0             0
June 2024......................      20            2              0              0             0
June 2025......................      18            1              0              0             0
June 2026......................      15            1              0              0             0
June 2027......................      13            1              0              0             0
June 2028......................      11            *              0              0             0
June 2029......................      9             *              0              0             0
June 2030......................      7             0              0              0             0
June 2031......................      5             0              0              0             0
June 2032......................      3             0              0              0             0
June 2033......................      1             0              0              0             0
June 2034......................      0             0              0              0             0
Weighted Average Life in years
(to Maturity)**
                                   11.96          5.50           3.25           2.18          1.83
Weighted Average Life in years
(to optional
termination date)**
                                   11.65          5.07           2.97           2.00          1.68


(*)      Indicates a number that is greater than zero but less than 0.5%.

(**) The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related payment date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.



                           PERCENT OF INITIAL NOTE PRINCIPAL BALANCE OUTSTANDING AT THE
                                FOLLOWING CPR AND PREPAYMENT ASSUMPTION PERCENTAGES


                                                                  CLASS II-A NOTES
                                                                  ----------------
Group I (CPR):                              5.00%         15.00%          25.00%          35.00%         40.00%
Group II (CPR):                             5.00%         15.00%          25.00%          35.00%         40.00%
Group III (CPR):                            5.00%         15.00%          25.00%          35.00%         40.00%
Group IV (CPR):                             5.00%         15.00%          25.00%          35.00%         40.00%
Group V (Prepayment Assumption):             40%            75%            100%            125%           160%
PAYMENT DATE
------------
Initial Percentage.....................     100%           100%            100%            100%           100%
June 2005..............................      94             84              73              63             58
June 2006..............................      89             70              53              39             32
June 2007..............................      84             58              38              23             17
June 2008..............................      78             48              29              16             12
June 2009..............................      72             40              21              10              7
June 2010..............................      66             33              16               7              4
June 2011..............................      61             27              11               4              2
June 2012..............................      56             23               8               3              1
June 2013..............................      52             19               6               1              *
June 2014..............................      47             15               4               1              *
June 2015..............................      43             13               3               *              0
June 2016..............................      40             10               2               *              0
June 2017..............................      36              9               1               0              0
June 2018..............................      33              7               1               0              0
June 2019..............................      30              6               1               0              0
June 2020..............................      27              5               *               0              0
June 2021..............................      24              4               *               0              0
June 2022..............................      22              3               0               0              0
June 2023..............................      19              2               0               0              0
June 2024..............................      17              2               0               0              0
June 2025..............................      15              1               0               0              0
June 2026..............................      13              1               0               0              0
June 2027..............................      11              1               0               0              0
June 2028..............................       9              *               0               0              0
June 2029..............................       7              *               0               0              0
June 2030..............................       5              0               0               0              0
June 2031..............................       4              0               0               0              0
June 2032..............................       2              0               0               0              0
June 2033..............................       1              0               0               0              0
June 2034..............................       0              0               0               0              0
Weighted Average Life in years (to
Maturity)**
                                            11.08          5.30            3.20            2.17           1.83
Weighted Average Life in years
(the earlier of the optional
termination date and
the related note rate change date)**
                                            2.67           2.28            1.92            1.60           1.45


(*)      Indicates a number that is greater than zero but less than 0.5%.
(**) The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related payment date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.



                           PERCENT OF INITIAL NOTE PRINCIPAL BALANCE OUTSTANDING AT THE
                                FOLLOWING CPR AND PREPAYMENT ASSUMPTION PERCENTAGES


                                                                     CLASS III-A NOTES
                                                                     -----------------
Group I (CPR):                              5.00%         15.00%          25.00%          35.00%         40.00%
Group II (CPR):                             5.00%         15.00%          25.00%          35.00%         40.00%
Group III (CPR):                            5.00%         15.00%          25.00%          35.00%         40.00%
Group IV (CPR):                             5.00%         15.00%          25.00%          35.00%         40.00%
Group V (Prepayment Assumption):             40%            75%            100%            125%           160%
PAYMENT DATE
------------
Initial Percentage.....................     100%           100%            100%            100%           100%
June 2005..............................      94             83              73              62             57
June 2006..............................      88             69              53              38             32
June 2007..............................      82             57              38              22             17
June 2008..............................      77             47              28              16             12
June 2009..............................      72             40              21              10              7
June 2010..............................      67             33              15               6              4
June 2011..............................      62             28              11               4              2
June 2012..............................      57             23               8               2              1
June 2013..............................      53             19               6               1              *
June 2014..............................      49             16               4               1              0
June 2015..............................      45             13               3               *              0
June 2016..............................      42             11               2               0              0
June 2017..............................      38              9               1               0              0
June 2018..............................      35              7               1               0              0
June 2019..............................      32              6               *               0              0
June 2020..............................      29              5               *               0              0
June 2021..............................      27              4               0               0              0
June 2022..............................      24              3               0               0              0
June 2023..............................      22              2               0               0              0
June 2024..............................      19              2               0               0              0
June 2025..............................      17              1               0               0              0
June 2026..............................      15              1               0               0              0
June 2027..............................      13              1               0               0              0
June 2028..............................      11              *               0               0              0
June 2029..............................       9              *               0               0              0
June 2030..............................       7              0               0               0              0
June 2031..............................       5              0               0               0              0
June 2032..............................       3              0               0               0              0
June 2033..............................       1              0               0               0              0
June 2034..............................       0              0               0               0              0
Weighted Average Life in years (to
Maturity)**
                                            11.44          5.32            3.17            2.14           1.80
Weighted Average Life in years
(the earlier of the optional
termination date and
the related note rate change date)**
                                            2.65           2.26            1.91            1.59           1.44


(*)      Indicates a number that is greater than zero but less than 0.5%.
(**) The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related payment date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.



                           PERCENT OF INITIAL NOTE PRINCIPAL BALANCE OUTSTANDING AT THE
                                FOLLOWING CPR AND PREPAYMENT ASSUMPTION PERCENTAGES


                                                                    CLASS IV-A-1 NOTES
                                                                    ------------------
Group I (CPR):                              5.00%         15.00%          25.00%          35.00%         40.00%
Group II (CPR):                             5.00%         15.00%          25.00%          35.00%         40.00%
Group III (CPR):                            5.00%         15.00%          25.00%          35.00%         40.00%
Group IV (CPR):                             5.00%         15.00%          25.00%          35.00%         40.00%
Group V (Prepayment Assumption):             40%            75%            100%            125%           160%
PAYMENT DATE
------------
Initial Percentage.....................     100%           100%            100%            100%           100%
June 2005..............................      78             40               2               0              0
June 2006..............................      58              0               0               0              0
June 2007..............................      39              0               0               0              0
June 2008..............................      20              0               0               0              0
June 2009..............................       3              0               0               0              0
June 2010..............................       0              0               0               0              0
June 2011..............................       0              0               0               0              0
June 2012..............................       0              0               0               0              0
June 2013..............................       0              0               0               0              0
June 2014..............................       0              0               0               0              0
June 2015..............................       0              0               0               0              0
June 2016..............................       0              0               0               0              0
June 2017..............................       0              0               0               0              0
June 2018..............................       0              0               0               0              0
June 2019..............................       0              0               0               0              0
June 2020..............................       0              0               0               0              0
June 2021..............................       0              0               0               0              0
June 2022..............................       0              0               0               0              0
June 2023..............................       0              0               0               0              0
June 2024..............................       0              0               0               0              0
June 2025..............................       0              0               0               0              0
June 2026..............................       0              0               0               0              0
June 2027..............................       0              0               0               0              0
June 2028..............................       0              0               0               0              0
June 2029..............................       0              0               0               0              0
June 2030..............................       0              0               0               0              0
June 2031..............................       0              0               0               0              0
June 2032..............................       0              0               0               0              0
June 2033..............................       0              0               0               0              0
June 2034..............................       0              0               0               0              0
Weighted Average Life in years (to
Maturity)**
                                            2.49           0.87            0.51            0.35           0.30
Weighted Average Life in years
(the earlier of the optional
termination date and
the related note rate change date)**
                                            2.49           0.87            0.51            0.35           0.30


(*)      Indicates a number that is greater than zero but less than 0.5%.
(**) The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related payment date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.


                           PERCENT OF INITIAL NOTE PRINCIPAL BALANCE OUTSTANDING AT THE
                                FOLLOWING CPR AND PREPAYMENT ASSUMPTION PERCENTAGES


                                                                    CLASS IV-A-2 NOTES
                                                                    ------------------
Group I (CPR):                              5.00%         15.00%          25.00%          35.00%         40.00%
Group II (CPR):                             5.00%         15.00%          25.00%          35.00%         40.00%
Group III (CPR):                            5.00%         15.00%          25.00%          35.00%         40.00%
Group IV (CPR):                             5.00%         15.00%          25.00%          35.00%         40.00%
Group V (Prepayment Assumption):              40%            75%            100%            125%           160%
PAYMENT DATE
------------
Initial Percentage.....................      100%           100%            100%           100%           100%
June 2005..............................      100            100             100              3              0
June 2006..............................      100            72               0               0              0
June 2007..............................      100             0               0               0              0
June 2008..............................      100             0               0               0              0
June 2009..............................      100             0               0               0              0
June 2010..............................      54              0               0               0              0
June 2011..............................       4              0               0               0              0
June 2012..............................       0              0               0               0              0
June 2013..............................       0              0               0               0              0
June 2014..............................       0              0               0               0              0
June 2015..............................       0              0               0               0              0
June 2016..............................       0              0               0               0              0
June 2017..............................       0              0               0               0              0
June 2018..............................       0              0               0               0              0
June 2019..............................       0              0               0               0              0
June 2020..............................       0              0               0               0              0
June 2021..............................       0              0               0               0              0
June 2022..............................       0              0               0               0              0
June 2023..............................       0              0               0               0              0
June 2024..............................       0              0               0               0              0
June 2025..............................       0              0               0               0              0
June 2026..............................       0              0               0               0              0
June 2027..............................       0              0               0               0              0
June 2028..............................       0              0               0               0              0
June 2029..............................       0              0               0               0              0
June 2030..............................       0              0               0               0              0
June 2031..............................       0              0               0               0              0
June 2032..............................       0              0               0               0              0
June 2033..............................       0              0               0               0              0
June 2034..............................       0              0               0               0              0
Weighted Average Life in years (to
Maturity)**
                                            6.12           2.21            1.28            0.87           0.74
Weighted Average Life in years
(the earlier of the optional
termination date and
the related note rate change date)**
                                            4.99           2.21            1.28            0.87           0.74


(*)      Indicates a number that is greater than zero but less than 0.5%.
(**) The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related payment date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.


                           PERCENT OF INITIAL NOTE PRINCIPAL BALANCE OUTSTANDING AT THE
                                FOLLOWING CPR AND PREPAYMENT ASSUMPTION PERCENTAGES


                                                                    CLASS IV-A-3 NOTES
                                                                    ------------------
Group I (CPR):                              5.00%         15.00%          25.00%          35.00%         40.00%
Group II (CPR):                             5.00%         15.00%          25.00%          35.00%         40.00%
Group III (CPR):                            5.00%         15.00%          25.00%          35.00%         40.00%
Group IV (CPR):                             5.00%         15.00%          25.00%          35.00%         40.00%
Group V (Prepayment Assumption):              40%            75%            100%            125%           160%
PAYMENT DATE
------------
Initial Percentage.....................      100%           100%            100%            100%          100%
June 2005..............................      100            100             100             100            74
June 2006..............................      100            100             51               0              0
June 2007..............................      100            77               0               0              0
June 2008..............................      100            25               0               0              0
June 2009..............................      100             0               0               0              0
June 2010..............................      100             0               0               0              0
June 2011..............................      100             0               0               0              0
June 2012..............................      76              0               0               0              0
June 2013..............................      52              0               0               0              0
June 2014..............................      28              0               0               0              0
June 2015..............................       8              0               0               0              0
June 2016..............................       0              0               0               0              0
June 2017..............................       0              0               0               0              0
June 2018..............................       0              0               0               0              0
June 2019..............................       0              0               0               0              0
June 2020..............................       0              0               0               0              0
June 2021..............................       0              0               0               0              0
June 2022..............................       0              0               0               0              0
June 2023..............................       0              0               0               0              0
June 2024..............................       0              0               0               0              0
June 2025..............................       0              0               0               0              0
June 2026..............................       0              0               0               0              0
June 2027..............................       0              0               0               0              0
June 2028..............................       0              0               0               0              0
June 2029..............................       0              0               0               0              0
June 2030..............................       0              0               0               0              0
June 2031..............................       0              0               0               0              0
June 2032..............................       0              0               0               0              0
June 2033..............................       0              0               0               0              0
June 2034..............................       0              0               0               0              0
Weighted Average Life in years (to
Maturity)**
                                           9.15           3.56            2.06            1.39           1.18
Weighted Average Life in years
(the earlier of the optional
termination date and
the related note rate change date)**
                                           4.99           3.56            2.06            1.39           1.18


(*)      Indicates a number that is greater than zero but less than 0.5%.
(**) The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related payment date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.



                           PERCENT OF INITIAL NOTE PRINCIPAL BALANCE OUTSTANDING AT THE
                                FOLLOWING CPR AND PREPAYMENT ASSUMPTION PERCENTAGES


                                                                    CLASS IV-A-4 NOTES
                                                                    ------------------
Group I (CPR):                              5.00%         15.00%          25.00%          35.00%         40.00%
Group II (CPR):                             5.00%         15.00%          25.00%          35.00%         40.00%
Group III (CPR):                            5.00%         15.00%          25.00%          35.00%         40.00%
Group IV (CPR):                             5.00%         15.00%          25.00%          35.00%         40.00%
Group V (Prepayment Assumption):              40%            75%            100%            125%           160%
PAYMENT DATE
------------
Initial Percentage.....................     100%           100%            100%            100%           100%
June 2005..............................      100            100             100             100            100
June 2006..............................      100            100             100             55              0
June 2007..............................      100            100             51               0              0
June 2008..............................      100            100              0               0              0
June 2009..............................      100            74               0               0              0
June 2010..............................      100            10               0               0              0
June 2011..............................      100             0               0               0              0
June 2012..............................      100             0               0               0              0
June 2013..............................      100             0               0               0              0
June 2014..............................      100             0               0               0              0
June 2015..............................      100             0               0               0              0
June 2016..............................      80              0               0               0              0
June 2017..............................      48              0               0               0              0
June 2018..............................      17              0               0               0              0
June 2019..............................       0              0               0               0              0
June 2020..............................       0              0               0               0              0
June 2021..............................       0              0               0               0              0
June 2022..............................       0              0               0               0              0
June 2023..............................       0              0               0               0              0
June 2024..............................       0              0               0               0              0
June 2025..............................       0              0               0               0              0
June 2026..............................       0              0               0               0              0
June 2027..............................       0              0               0               0              0
June 2028..............................       0              0               0               0              0
June 2029..............................       0              0               0               0              0
June 2030..............................       0              0               0               0              0
June 2031..............................       0              0               0               0              0
June 2032..............................       0              0               0               0              0
June 2033..............................       0              0               0               0              0
June 2034..............................       0              0               0               0              0
Weighted Average Life in years (to
Maturity)**
                                            12.98          5.39            3.10            2.06           1.75
Weighted Average Life in years
(the earlier of the optional
termination date and
the related note rate change date)**
                                            4.99           4.94            3.10            2.06           1.75


(*)      Indicates a number that is greater than zero but less than 0.5%.
(**) The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related payment date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.



                           PERCENT OF INITIAL NOTE PRINCIPAL BALANCE OUTSTANDING AT THE
                                FOLLOWING CPR AND PREPAYMENT ASSUMPTION PERCENTAGES


                                                                    CLASS IV-A-5 NOTES
                                                                    ------------------
Group I (CPR):                              5.00%         15.00%          25.00%          35.00%         40.00%
Group II (CPR):                             5.00%         15.00%          25.00%          35.00%         40.00%
Group III (CPR):                            5.00%         15.00%          25.00%          35.00%         40.00%
Group IV (CPR):                             5.00%         15.00%          25.00%          35.00%         40.00%
Group V (Prepayment Assumption):              40%            75%            100%            125%           160%
PAYMENT DATE
------------
Initial Percentage.....................      100%           100%            100%            100%           100%
June 2005..............................      100            100             100             100            100
June 2006..............................      100            100             100             100            94
June 2007..............................      100            100             100             18              0
June 2008..............................      100            100             69               0              0
June 2009..............................      100            100              7               0              0
June 2010..............................      100            100              0               0              0
June 2011..............................      100            61               0               0              0
June 2012..............................      100            22               0               0              0
June 2013..............................      100             0               0               0              0
June 2014..............................      100             0               0               0              0
June 2015..............................      100             0               0               0              0
June 2016..............................      100             0               0               0              0
June 2017..............................      100             0               0               0              0
June 2018..............................      100             0               0               0              0
June 2019..............................      90              0               0               0              0
June 2020..............................      65              0               0               0              0
June 2021..............................      42              0               0               0              0
June 2022..............................      20              0               0               0              0
June 2023..............................       0              0               0               0              0
June 2024..............................       0              0               0               0              0
June 2025..............................       0              0               0               0              0
June 2026..............................       0              0               0               0              0
June 2027..............................       0              0               0               0              0
June 2028..............................       0              0               0               0              0
June 2029..............................       0              0               0               0              0
June 2030..............................       0              0               0               0              0
June 2031..............................       0              0               0               0              0
June 2032..............................       0              0               0               0              0
June 2033..............................       0              0               0               0              0
June 2034..............................       0              0               0               0              0
Weighted Average Life in years (to
Maturity)**
                                            16.72          7.34            4.34            2.80           2.33
Weighted Average Life in years
(the earlier of the optional
termination date and
the related note rate change date)**
                                            4.99           4.99            4.33            2.80           2.33


(*)      Indicates a number that is greater than zero but less than 0.5%.
(**) The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related payment date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.


                           PERCENT OF INITIAL NOTE PRINCIPAL BALANCE OUTSTANDING AT THE
                                FOLLOWING CPR AND PREPAYMENT ASSUMPTION PERCENTAGES


                                                                    CLASS IV-A-6 NOTES
                                                                    ------------------
Group I (CPR):                              5.00%         15.00%          25.00%          35.00%         40.00%
Group II (CPR):                             5.00%         15.00%          25.00%          35.00%         40.00%
Group III (CPR):                            5.00%         15.00%          25.00%          35.00%         40.00%
Group IV (CPR):                             5.00%         15.00%          25.00%          35.00%         40.00%
Group V (Prepayment Assumption):             40%            75%            100%            125%           160%
PAYMENT DATE
------------
Initial Percentage.....................     100%           100%            100%            100%           100%
June 2005..............................      100            100             100             100            100
June 2006..............................      100            100             100             100            100
June 2007..............................      100            100             100             100            81
June 2008..............................      100            100             100             79             57
June 2009..............................      100            100             100             50             34
June 2010..............................      100            100             76              32             19
June 2011..............................      100            100             56              20             11
June 2012..............................      100            100             41              12              5
June 2013..............................      100            93              30               7              2
June 2014..............................      100            77              22               3              *
June 2015..............................      100            64              16               1              0
June 2016..............................      100            52              11               0              0
June 2017..............................      100            43               7               0              0
June 2018..............................      100            35               5               0              0
June 2019..............................      100            29               3               0              0
June 2020..............................      100            23               1               0              0
June 2021..............................      100            19               *               0              0
June 2022..............................      100            15               0               0              0
June 2023..............................      99             12               0               0              0
June 2024..............................      88              9               0               0              0
June 2025..............................      77              6               0               0              0
June 2026..............................      67              5               0               0              0
June 2027..............................      57              3               0               0              0
June 2028..............................      47              2               0               0              0
June 2029..............................      38              1               0               0              0
June 2030..............................      30              0               0               0              0
June 2031..............................      21              0               0               0              0
June 2032..............................      13              0               0               0              0
June 2033..............................       5              0               0               0              0
June 2034..............................       0              0               0               0              0
Weighted Average Life in years (to
Maturity)**
                                            23.94          13.41           8.19            5.59           4.69
Weighted Average Life in years (the
earlier of the optional
termination date and
the related note rate change date)**
                                            4.99           4.99            4.99            4.58           3.99


(*)      Indicates a number that is greater than zero but less than 0.5%.
(**) The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related payment date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.



                           PERCENT OF INITIAL NOTE PRINCIPAL BALANCE OUTSTANDING AT THE
                                FOLLOWING CPR AND PREPAYMENT ASSUMPTION PERCENTAGES


                                                                 CLASS V-A NOTES
                                                                 ---------------
Group I (CPR):                   5.00%         15.00%         25.00%          35.00%         40.00%
Group II (CPR):                  5.00%         15.00%         25.00%          35.00%         40.00%
Group III (CPR):                 5.00%         15.00%         25.00%          35.00%         40.00%
Group IV (CPR):                  5.00%         15.00%         25.00%          35.00%         40.00%
Group V (Prepayment               40%            75%           100%            125%           160%
Assumption):
PAYMENT DATE
------------
Initial Percentage..........     100%           100%           100%            100%           100%
June 2005...................      92             87             83              79             73
June 2006...................      83             71             62              55             45
June 2007...................      74             57             47              38             26
June 2008...................      66             46             37              29             20
June 2009...................      58             38             28              21             13
June 2010...................      52             31             22              16              9
June 2011...................      46             25             17              12              6
June 2012...................      40             21             13               9              4
June 2013...................      35             17             10               6              3
June 2014...................      31             14              8               5              2
June 2015...................      27             11              6               4              0
June 2016...................      23              9              5               2              0
June 2017...................      20              7              4               0              0
June 2018...................      18              6              3               0              0
June 2019...................      15              4              2               0              0
June 2020...................      13              3              2               0              0
June 2021...................      11              3              1               0              0
June 2022...................       9              2              0               0              0
June 2023...................       7              1              0               0              0
June 2024...................       6              1              0               0              0
June 2025...................       5              1              0               0              0
June 2026...................       3              *              0               0              0
June 2027...................       2              *              0               0              0
June 2028...................       1              0              0               0              0
June 2029...................       *              0              0               0              0
June 2030...................       0              0              0               0              0
June 2031...................       0              0              0               0              0
June 2032...................       0              0              0               0              0
June 2033...................       0              0              0               0              0
June 2034...................       0              0              0               0              0
Weighted Average Life in
years (to Maturity)**
                                 7.89           5.06           4.03            3.28           2.55
Weighted Average Life in
years (to optional
termination date)**
                                 7.88           4.78           3.53            2.72           2.18


(*)      Indicates a number that is greater than zero but less than 0.5%.

(**) The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related payment date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.



                           PERCENT OF INITIAL NOTE PRINCIPAL BALANCE OUTSTANDING AT THE
                                FOLLOWING CPR AND PREPAYMENT ASSUMPTION PERCENTAGES


                                                                 CLASS M-1 NOTES
                                                                 ---------------
Group I (CPR):                   5.00%         15.00%         25.00%         35.00%          40.00%
Group II (CPR):                  5.00%         15.00%         25.00%         35.00%          40.00%
Group III (CPR):                 5.00%         15.00%         25.00%         35.00%          40.00%
Group IV (CPR):                  5.00%         15.00%         25.00%         35.00%          40.00%
Group V (Prepayment               40%           75%            100%           125%            160%
Assumption):
PAYMENT DATE
------------
Initial Percentage..........     100%           100%           100%           100%            100%
June 2005...................      100           100             100            100            100
June 2006...................      100           100             100            100            100
June 2007...................      100           100             100            100            100
June 2008...................      100           100             63             36              26
June 2009...................      100            85             47             24              13
June 2010...................      100            71             35             13              3
June 2011...................      100            59             26              4              0
June 2012...................      100            49             18              0              0
June 2013...................      100            41             10              0              0
June 2014...................      100            34              4              0              0
June 2015...................      94             28              0              0              0
June 2016...................      87             23              0              0              0
June 2017...................      79             18              0              0              0
June 2018...................      72             13              0              0              0
June 2019...................      66             8               0              0              0
June 2020...................      60             4               0              0              0
June 2021...................      54             1               0              0              0
June 2022...................      48             0               0              0              0
June 2023...................      43             0               0              0              0
June 2024...................      38             0               0              0              0
June 2025...................      33             0               0              0              0
June 2026...................      28             0               0              0              0
June 2027...................      24             0               0              0              0
June 2028...................      20             0               0              0              0
June 2029...................      14             0               0              0              0
June 2030...................       8             0               0              0              0
June 2031...................       2             0               0              0              0
June 2032...................       0             0               0              0              0
June 2033...................       0             0               0              0              0
June 2034...................       0             0               0              0              0
Weighted Average Life in
years (to Maturity)**
                                 18.24          8.88           5.45           4.12            3.77
Weighted Average Life in
years (to optional
termination date)**
                                 17.91          8.48           5.18           3.93            3.62


(*)      Indicates a number that is greater than zero but less than 0.5%.

(**) The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related payment date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.


                           PERCENT OF INITIAL NOTE PRINCIPAL BALANCE OUTSTANDING AT THE
                                FOLLOWING CPR AND PREPAYMENT ASSUMPTION PERCENTAGES


                                                                 CLASS M-2 NOTES
                                                                 ---------------
Group I (CPR):                   5.00%         15.00%         25.00%          35.00%         40.00%
Group II (CPR):                  5.00%         15.00%         25.00%          35.00%         40.00%
Group III (CPR):                 5.00%         15.00%         25.00%          35.00%         40.00%
Group IV (CPR):                  5.00%         15.00%         25.00%          35.00%         40.00%
Group V (Prepayment                40%            75%           100%            125%           160%
Assumption):
PAYMENT DATE
Initial Percentage..........      100%           100%           100%            100%           100%
June 2005...................      100            100            100             100            100
June 2006...................      100            100            100             100            100
June 2007...................      100            100            100             100            100
June 2008...................      100            100            63              33             12
June 2009...................      100            85             47               7              0
June 2010...................      100            71             29               0              0
June 2011...................      100            59             11               0              0
June 2012...................      100            49              0               0              0
June 2013...................      100            41              0               0              0
June 2014...................      100            28              0               0              0
June 2015...................      94             16              0               0              0
June 2016...................      87              6              0               0              0
June 2017...................      79              0              0               0              0
June 2018...................      72              0              0               0              0
June 2019...................      66              0              0               0              0
June 2020...................      60              0              0               0              0
June 2021...................      54              0              0               0              0
June 2022...................      48              0              0               0              0
June 2023...................      43              0              0               0              0
June 2024...................      36              0              0               0              0
June 2025...................      26              0              0               0              0
June 2026...................      17              0              0               0              0
June 2027...................       8              0              0               0              0
June 2028...................       *              0              0               0              0
June 2029...................       0              0              0               0              0
June 2030...................       0              0              0               0              0
June 2031...................       0              0              0               0              0
June 2032...................       0              0              0               0              0
June 2033...................       0              0              0               0              0
June 2034...................       0              0              0               0              0
Weighted Average Life in
years (to Maturity)**
                                 17.44          8.09           4.93            3.70           3.38
Weighted Average Life in
years (to optional
termination date)**
                                 17.44          8.09           4.93            3.70           3.38


(*)      Indicates a number that is greater than zero but less than 0.5%.

(**) The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related payment date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.



                           PERCENT OF INITIAL NOTE PRINCIPAL BALANCE OUTSTANDING AT THE
                                FOLLOWING CPR AND PREPAYMENT ASSUMPTION PERCENTAGES


                                                                 CLASS M-3 NOTES
                                                                 ---------------
Group I (CPR):                   5.00%         15.00%         25.00%         35.00%          40.00%
Group II (CPR):                  5.00%         15.00%         25.00%         35.00%          40.00%
Group III (CPR):                 5.00%         15.00%         25.00%         35.00%          40.00%
Group IV (CPR):                  5.00%         15.00%         25.00%         35.00%          40.00%
Group V (Prepayment               40%           75%            100%           125%            160%
Assumption):
PAYMENT DATE
------------
Initial Percentage..........     100%           100%           100%           100%            100%
June 2005...................      100           100             100            100            100
June 2006...................      100           100             100            100            100
June 2007...................      100           100             100            100            100
June 2008...................      100           100             38              0              0
June 2009...................      100            75             11              0              0
June 2010...................      100            52              0              0              0
June 2011...................      100            32              0              0              0
June 2012...................      100            16              0              0              0
June 2013...................      100            2               0              0              0
June 2014...................      100            0               0              0              0
June 2015...................      91             0               0              0              0
June 2016...................      78             0               0              0              0
June 2017...................      66             0               0              0              0
June 2018...................      54             0               0              0              0
June 2019...................      43             0               0              0              0
June 2020...................      33             0               0              0              0
June 2021...................      23             0               0              0              0
June 2022...................      14             0               0              0              0
June 2023...................       5             0               0              0              0
June 2024...................       0             0               0              0              0
June 2025...................       0             0               0              0              0
June 2026...................       0             0               0              0              0
June 2027...................       0             0               0              0              0
June 2028...................       0             0               0              0              0
June 2029...................       0             0               0              0              0
June 2030...................       0             0               0              0              0
June 2031...................       0             0               0              0              0
June 2032...................       0             0               0              0              0
June 2033...................       0             0               0              0              0
June 2034...................       0             0               0              0              0
Weighted Average Life in
years (to Maturity)**
                                 14.58          6.29           3.85           3.16            3.07
Weighted Average Life in
years (to optional
termination date)**
                                 14.58          6.29           3.85           3.16            3.07


(*)      Indicates a number that is greater than zero but less than 0.5%.
(**) The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related payment date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above."

         The first paragraph of the section entitled "Federal Income Tax Consequences" of the prospectus supplement shall be amended by deleting that paragraph in its entirety and replacing it with the following:

         "In the opinion of Thacher Proffitt & Wood LLP, counsel to the Issuer, for federal income tax purposes, (1) the Notes will be characterized as indebtedness to a Noteholder other than a direct or indirect owner of the Trust Certificates and not as representing an ownership interest in the Trust Fund or an equity interest in the Issuer and (2) the trust will be treated as a "qualified REIT subsidiary" within the meaning of Section 856(i) of the Code. The Class I-A Notes and Class V-A Notes will not, and the remaining classes of offered Notes may, be treated as having been issued with "original issue discount" (as defined in the prospectus). See "Federal Income Tax Consequences" in the prospectus."

         In the Glossary the definition of "Basic Principal Distribution Amount" shall be replaced with the following:

         "With respect to any payment date, the lesser of (a) the excess of (i) the Available Funds for such payment date over (ii) the aggregate amount of Accrued Note Interest for the Notes (other than the Class N Notes) for such payment date and (b) the Principal Remittance Amount for the mortgage loans in the aggregate for such payment date."

         In the Glossary the definition of "Note Interest Rate" shall be replaced with the following:

         "With respect to each payment date and the Class I-A Notes and Class M Notes, a floating rate equal to the least of (i) One-Month LIBOR plus the related Note Margin, (ii) the related Maximum Note Interest Rate and (iii) the related Available Funds Rate with respect to such payment date. With respect to each payment date and the Class II-A, Class III-A, Class IV-A-1, Class IV-A-2, Class IV-A-3, Class IV-A-4, Class IV-A-5 and Class IV-A-6 Notes, the least of
(i)(a) prior to the related Note Rate Change Date, 3.770%, 4.340%, 2.440%, 3.635%, 4.550%, 4.550%, 4.550% and 4.550% per annum, respectively and (b) on or after the related Note Rate Change Date, a rate equal to One-Year LIBOR, in the case of the Class II-A, Class IV- A-1, Class IV-A-2, Class IV-A-3, Class IV-A-4, Class IV-A-5 and Class IV-A-6 Notes, or Six-Month LIBOR, in the case of the Class III-A Notes, plus the related Note Margin, (ii) the related Maximum Note Interest Rate and (iii) the related Available Funds Rate. With respect to the Class V-A Notes, the lesser of (i) 5.500% per annum and (ii) the related Available Funds Rate."

         In the Glossary the following definition will be added in alphabetical order:

         Reserve Fund -- A reserve fund established by the Trustee for the benefit of the Class A Noteholders, and funded by or on behalf of the Seller.

         The tables in Schedule A to the Prospectus Supplement, which correspond to the related tables in the attached Schedule A, shall be amended by deleting them in their entirety and replacing them with the tables attached hereto as Schedule A.

         Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the notes offered by this supplement and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus for 90 days after the date of this prospectus supplement.

BEAR, STEARNS & CO. INC.
                                    CITIGROUP
                                                           LEHMAN BROTHERS INC.
                                  UNDERWRITERS

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


                              AMERICAN HOME 2004-2

                                                           SCHEDULE A

                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

             INTEREST ONLY FEATURE OF THE MORTGAGE LOANS IN GROUP II


                                                AGGREGATE SCHEDULED
                                 NUMBER OF       PRINCIPAL BALANCE     % OF
                                 MORTGAGE       OUTSTANDING AS OF     MORTGAGE
       INTEREST ONLY FEATURE      LOANS          CUT-OFF DATE          LOANS
       ---------------------     ----------------------------------------------
       None                          712         $ 162,846,834          39.38 %
       5 Years                        99            25,605,964           6.19
       10 Years                      653           225,112,582          54.43
                                 ----------------------------------------------
         Total                     1,464         $ 413,565,380         100.00 %
                                 ==============================================

             INTEREST ONLY FEATURE OF THE MORTGAGE LOANS IN GROUP II

                                                AGGREGATE SCHEDULED
                                 NUMBER OF       PRINCIPAL BALANCE     % OF
                                 MORTGAGE       OUTSTANDING AS OF     MORTGAGE
       INTEREST ONLY FEATURE      LOANS          CUT-OFF DATE          LOANS
       ---------------------     ----------------------------------------------
       None                          114         $  45,209,857           23.80 %
       3 Years                       450           144,730,966           76.20
                                 ----------------------------------------------
         Total                       564         $ 189,940,823          100.00 %
                                 ==============================================


            INTEREST ONLY FEATURE OF THE MORTGAGE LOANS IN GROUP III

                                                AGGREGATE SCHEDULED
                                 NUMBER OF       PRINCIPAL BALANCE     % OF
                                 MORTGAGE       OUTSTANDING AS OF     MORTGAGE
       INTEREST ONLY FEATURE      LOANS          CUT-OFF DATE          LOANS
       ---------------------     ----------------------------------------------
       None                          553         $ 114,980,385         80.52 %
       3 Years                         1               290,180          0.20
       5 Years                       106            27,523,460         19.27
                                 ----------------------------------------------
         Total                       660         $ 142,794,025        100.00 %
                                 ==============================================


             INTEREST ONLY FEATURE OF THE MORTGAGE LOANS IN GROUP IV

                                                AGGREGATE SCHEDULED
                                 NUMBER OF       PRINCIPAL BALANCE     % OF
                                 MORTGAGE       OUTSTANDING AS OF     MORTGAGE
       INTEREST ONLY FEATURE      LOANS          CUT-OFF DATE          LOANS
       ---------------------     ----------------------------------------------
       None                          941         $ 233,286,076         43.31 %
       3 Years                         2               972,500          0.18
       5Years                        923           304,326,124         56.50
                                 ----------------------------------------------
         Total                     1,866         $ 538,584,700        100.00 %
                                 ==============================================



             INTEREST ONLY FEATURE OF THE MORTGAGE LOANS IN GROUP V

                                                AGGREGATE SCHEDULED
                                 NUMBER OF       PRINCIPAL BALANCE     % OF
                                 MORTGAGE       OUTSTANDING AS OF     MORTGAGE
       INTEREST ONLY FEATURE      LOANS          CUT-OFF DATE          LOANS
       ---------------------     ----------------------------------------------
       None                          555          $ 92,630,761        96.52 %
       5 Years                        14             3,343,600         3.48
                                 ----------------------------------------------
         Total                       569          $ 95,974,361       100.00 %
                                 ==============================================



                                                AGGREGATE SCHEDULED
                                 NUMBER OF       PRINCIPAL BALANCE     % OF
                                 MORTGAGE       OUTSTANDING AS OF     MORTGAGE
       INTEREST ONLY FEATURE      LOANS          CUT-OFF DATE          LOANS
       ---------------------     ----------------------------------------------
       None                        2,875         $ 648,953,914         47.00 %
       3 Years                       453           145,993,646         10.57
       5 Years                     1,142           360,799,148         26.13
       10 Years                      653           225,112,582         16.30
                                 ----------------------------------------------
         Total                     5,123        $ 1,380,859,289       100.00 %
                                 ==============================================

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